Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces 58% Increase in Second Quarter 2020 Net Income

Dunmore, Pa., July 20, 2020/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB; www.fncb.com), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $4.0 million, or $0.20 per basic and diluted share, for the three months ended June 30, 2020, an increase of $1.5 million, or 57.7% from $2.5 million, or $0.13 per basic and diluted share, for the comparable period of 2019.  Net income for the six months ended June 30, 2020 totaled $6.1 million, or $0.30 per basic and diluted share, an increase of $0.9 million, or 17.4%, compared to $5.2 million, or $0.27 per basic and diluted share, for the same six months of 2019. The increase in second quarter and year-to-date 2020 earnings reflected increases in net interest income and non-interest income, coupled with a decrease in non-interest expense. Partially offsetting these positive factors was an increase in the provision for loan and lease losses. Additionally, the results for the second quarter and year-to-date periods of 2020 include the effect of $117.0 million in loans originated through the Paycheck Protection Program ("PPP") of United States Small Business Administration ("SBA"), as well as COVID-19 related expenses of $183 thousand.

For the three and six months ended June 30, 2020, the annualized return on average assets was 1.21% and 0.96%, respectively, compared to 0.85% and 0.86%, respectively, for the same periods of 2019. The annualized return on average equity was 11.62% and 8.87%, respectively, for the three- and six-month periods ended June 30, 2020, and 8.19% and 8.89%, respectively, for the comparable periods of 2019. Dividend declared and paid were $0.055 per share for the second quarter and $0.11 per share for the year-to-date period of 2020, a 10.0% increase compared to $0.05 per share and $0.10 per share, respectively, for the three and six months ended June 30, 2019. The dividend pay-out ratio was 36.5% for the six months ended June 30, 2020 and 38.8% for the comparable period of 2019. Year-to-date 2020 dividends equated to an annualized dividend yield of approximately 3.8% based on the closing stock price of $5.75 per share at June 30, 2020.

Second quarter 2020 results as compared to the second quarter of 2019:

●	Net interest income (FTE) increased $0.7 million, or 8.1%;
●	Yield on earnings assets (FTE) decreased 51 basis points to 3.64% in 2020 from 4.15% in 2019;
●	Cost of funds decreased 42 basis points to 0.69% in 2020 from 1.11% in 2019;
●	Net interest margin (FTE) contracted 13 basis points to 3.12% in 2020, compared to 3.25% in 2019;
●	Provision for loan and lease losses increased $0.5 million, or 139.5%;
●	Non-interest income increased $0.9 million, or 58.5%;
●	Non-interest expense decreased $0.7 million, or 9.8%; and
●	Efficiency ratio improved to 56.53% in 2020 compared to 68.12% in 2019.

Summary financial position at June 30, 2020 as compared to December 31, 2019:

●	Total assets grew $214.6 million, or 17.8%, to $1.418 billion at June 30, 2020 from $1.204 billion at December 31, 2019;
●	Net loans increased $117.9 million, or 14.4%, to $937.4 million at June 30, 2020 from $819.5 million at December 31, 2019;
●	Included in net loans were PPP loans outstanding of $117.0 million at June 30, 2020;
●	Total deposits increased $167.9 million, or 16.8% to $1.170 billion at June 30, 2020 from $1.002 billion at December 31, 2019;
●	Total capital increased $11.8 million, or 8.8% to $145.4 million at June 30, 2020 from $133.6 million at December 31, 2019; and
●	Tangible book value improved $0.57, or 8.6%, to $7.19 per share at June 30, 2020 from $6.62 per share at December 31, 2019.

"We are extremely pleased with the results achieved by our Company for the second quarter of 2020," stated Gerard A. Champi, President and Chief Executive Officer. "The solid performance reflects the underlying strength of our franchise and the hard work and dedication of the entire FNCB team. As essential employees, I am extremely proud of the effort put forth by our employees in assisting our customers and communities in navigating through the many challenges presented by the COVID-19 pandemic in a safe and sound manner. Our team worked around the clock to ensure our small business customers gained access to the resources available to be able to continue their livelihoods. On an additional note, I am pleased to announce that FNCB Bank is one of eleven lenders within the Commonwealth of Pennsylvania participating in the Federal Reserve Board's Main Street Lending Program. Participating in this important program is just another example of our commitment to assisting local businesses within our communities maintain their operations during this uncertain time. With the economy slowly beginning to re-open, all of our community offices are now open and we remain committed to delivering exceptional service while taking into consideration the safety of our customers and employees by requiring the wearing of masks and adhering to social distancing guidelines. However, we are keenly aware that circumstances surrounding the pandemic are evolving. We are closely monitoring the situation and are ready to adjust our operations as necessary to protect our customers and employees," concluded Champi.

Summary Results

For the three months ended June 30, 2020, tax-equivalent net interest income increased $0.7 million, or 8.1% to $9.8 million from $9.1 million for the same three months of 2019. The second quarter increase was largely due to a $0.9 million, or 35.8%, decrease in interest expense, which primarily reflected a 42 basis point decrease in the cost of funds to 0.69% for the second quarter of 2020 from 1.11% for the same quarter of 2019. The cost of interest-bearing deposits fell 36 basis points to 0.65% for the second quarter of 2020 from 1.01% for the comparable quarter of 2019, while average borrowing costs decreased 164 basis points to 1.14% from 2.78% comparing the second quarters of 2020 and 2019, respectively. Partially offsetting the reduction in interest expense was a $0.2 million, or 1.4%, decrease in tax-equivalent interest income, which was caused primarily by a 51 basis point decrease in the tax-equivalent yield on earning assets, partially mitigated by a $140.4 million, or 12.6%, increase in average earning assets. On a linked quarter basis, tax-equivalent net interest income increased $0.5 million, or 5.1% from $9.3 million for the first quarter of 2020, which was reflective of a $0.4 million decline in interest expense, coupled with a $0.1 million increase in tax-equivalent interest income. The tax-equivalent net interest margin fell 13 basis points to 3.12% from 3.25% comparing the second quarters of 2020 and 2019, and 23 basis points from 3.35% for the first quarter of 2020. The margin decline was impacted by the origination of PPP loans, which averaged $88.0 million at an average yield of 0.99% for the second quarter of 2020.

For the six months ended June 30, 2020, tax-equivalent net interest income increased $1.0 million, or 5.3% to $19.1 million, from $18.1 million for the same six months of 2019. The increase in year-to-date tax-equivalent net interest income primarily reflected a $1.6 million, or 30.8%, reduction in interest expense caused by a decrease in funding costs, coupled with lower average balances of interest-bearing liabilities. Due to lower market interest rates, FNCB's cost of funds for the six months ended June 30, decreased 32 basis points to 0.79% in 2020 from 1.11% in 2019. Additionally, average interest-bearing liabilities decreased $25.1 million, or 2.7%, comparing the year-to-date periods of 2020 and 2019. Partially offsetting the reduction in interest expense was a $0.6 million, or 2.7%, decrease in tax-equivalent interest income to $22.7 million for the six months ended June 30, 2020 from $23.3 million for the comparable six-month period of 2019. The tax-equivalent yield on loans decreased 38 basis points to 4.20% for the six months ended June 30, 2020 from 4.58% for the same six months of 2019. Partially mitigating the reduction in loan yields was a $46.0 million, or 5.5%, increase in average loan balances to $877.7 million from $831.7 million comparing the year-to-date periods of 2020 and 2019, respectively. On a year-to-date basis, the tax-equivalent net interest margin improved 4 basis points to 3.23% in 2020 compared to 3.19% in 2019. PPP loans averaged $44.9 million for the six months ended June 30, 2020, with an average yield of 0.99%.  For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for the three and six months ended June 30, 2020 and 2019.

For the second quarter, non-interest income increased  $923 thousand to $2.5 million in 2020 compared to $1.6 million in 2019. The 58.5% increase was primarily due to higher net gains on the sale of available-for-sale securities, coupled with increases in loan referral fees and net gains on the sale of mortgage loans held for sale. FNCB realized net gains on the sale of available-for-sale debt securities of $922 thousand  for the second quarter of 2020, an increase of $759 thousand, or 466.6%, compared to $163 thousand for the same quarter of 2019. Loan referral fees, which include commissions received from a correspondent bank related to an off-balance sheet commercial interest-rate hedge program and the referral of FHA residential mortgage loans to a third-party broker, increased $208 thousand, or 3466.7% to $214 thousand for the second quarter of 2020 from $6 thousand for the same quarter of 2019. Comparing the second quarters of 2020 and 2019, net gains on the sale of residential mortgage loans held for sale increased $110 thousand, or 150.7%, to $183 thousand in 2020 compared to $73 thousand in 2019. For the six months ended June 30, 2020, non-interest income increased $1.1 million, or 35.6%, to $4.2 million from $3.1 million for the same period of 2019. Similarly, the increase in non-interest income for the year-to-date period was due to increases in net gains on the sale of available-for-sale securities, loan referral fees and net gains on the sale of residential mortgage loans held for sale. Additionally, deposit service charges increased $127 thousand, or 9.0%, which reflected enhancements made to FNCB's fee structure implemented in the fourth quarter of 2019.

For the three months ended June 30, 2020, non-interest expense decreased by $698 thousand, or 9.8%, to $6.4 million from $7.1 million for the comparable three months of 2019. Non-interest expense for the six months ended June 30, 2020, decreased $918 thousand, or 6.3%, to $13.6 million from $14.5 million for the same six months of 2019. The decrease in the three- and six-month periods primarily reflected decreases in salaries and employee benefits, data processing costs and other operating expenses, which were partially offset by increases in occupancy and equipment expenses and bank shares tax. For the six months ended June 30, 2020, FNCB incurred COVID-19 related costs, including stay-at-home pay, computer-related equipment to enable employees to work remotely, cleaning and sanitizing facilities and safety supplies, totaling $183 thousand, which is included in non-interest expense.

The increases in net interest income and non-interest income, coupled with the reduction in non-interest expense, resulted in an improvement in FNCB's efficiency ratio year over year to 56.53% for the second quarter of 2020 from 68.12% for the same quarter of 2019.

Asset Quality

Total non-performing loans were $6.7 million, or 0.71% of total loans, at June 30, 2020, an increase of $1.4 million, or 27.1%, compared to $5.3 million, or 0.65% of total loans, at June 30, 2019. The year-over-year increase was due to several smaller-balance commercial credits that were placed on nonaccrual status. On a linked quarter basis, non-performing loans decreased $1.8 million, or 21.4%, from $8.6 million, or 1.03% of total loans, at March 31, 2020. The decrease in non-performing loans from the end of the previous quarter end primarily reflected the return of two large commercial loan relationships to accrual status. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans)  was 0.89% at June 30, 2020 compared to 1.46% at December 31, 2019 and 0.99% at June 30, 2019. FNCB recorded net recoveries of $286 thousand during the second quarter of 2020 due to a substantial recovery received on a previously charged-off loan. Annualized net loans charged off (recovered), as a percentage of average loans, was (0.12%) for the three months ended June 30, 2020 compared to 0.32% for the second quarter of 2019. Despite receipt of the large recovery and the improvement in non-performing assets and delinquency rate, FNCB recorded a provision for loan and lease losses of $0.8 million for the second quarter of 2020, an increase of $0.5 million, or 139.5%, from $0.3 million for the second quarter of 2019. For the six months ended June 30, 2020, the provision for loan and lease losses was $2.0 million, an increase of $1.8 million, from $0.2 million for the same six months of 2019. The increase in credit provisioning in 2020 was primarily related to economic disruption and uncertainty caused by the COVID-19 pandemic. The allowance for loan and lease losses was $11.0 million, or 1.16% of total loans at June 30, 2020, compared to $8.9 million, or 1.08% of total loans at December 31, 2019 and $8.9 million, or 1.10%, at June 30, 2019. At June 30, 2020, FNCB provided short-term, COVID-19 related payment deferment for 905 loans with aggregate balance totaling $176.6 million, or 18.6%, of gross loans outstanding. Additionally, of the 905 loans, there were 12 loans with an aggregate balance of $7.0 million, or 0.7% of gross loans outstanding, that were provided a second short-term payment deferment as of June 30, 2020. All of the loans that were granted a payment deferment were current and in good standing at December 31, 2019.

Financial Condition

Total assets increased $214.6 million, or 17.8%, to $1.418 billion at June 30, 2020 from $1.204 billion at December 31, 2019. The change in the balance sheet primarily reflected increases in net loans, available-for-sale debt securities and cash and cash equivalents. Net loans were $937.4 million at June 30, 2020, an increase of $117.9 million, or 14.4%, from $819.5 million at December 31, 2019. The increase in loans primarily reflected the origination and funding of PPP loans, of which $117.0 million were outstanding at June 30, 2020. Available-for-sale debt securities increased $32.8 million, or 12.0%, to $305.6 million at June 30, 2020 from $272.8 million at December 31, 2019. Cash and cash equivalents were $101.5 million at June 30, 2020, an increase of $66.9 million, or 193.6%, compared to $34.6 million at December 31, 2019. Total deposits increased $167.9 million, or 16.8%, to $1.170 billion at June 30, 2020 from $1.002 billion at December 31, 2019. Non-interest-bearing deposits increased $87.4 million, or 48.7%, while interest-bearing deposits rose $80.5 million, or 9.8%, comparing balances outstanding at June 30, 2020 and December 31, 2019. Total borrowed funds increased $32.2 million, or 56.2%, to $89.4 million at June 30, 2020 from $57.2 million at December 31, 2019. The increase was primarily the result of receipt of $36.2 million in funding through the Federal Reserve Bank Discount Window Paycheck Protection Program Liquidity Facility (PPPLF).

Total shareholders’ equity increased $11.8 million, or 8.8%, to $145.4 million at June 30, 2020 from $133.6 million at December 31, 2019.  Factoring into the capital improvement was net income for the six months ended June 30, 2020 of $6.1 million and a $7.7 million positive change in accumulated other comprehensive income related primarily to appreciation in the fair value of available-for-sale debt securities, net of deferred taxes, partially offset by dividends declared of $2.2 million. FNCB's tangible book value improved $0.57, or 8.6%, to $7.19 per share at June 30, 2020 from $6.62 per share at December 31, 2019, and $0.75 per share, or 11.6%, year over year from $6.44 per share at June 30, 2019. FNCB Bank’s total risk-based capital and Tier I leverage ratios improved to 15.68% and 10.60%, respectively, at June 30, 2020 compared to 14.77% and 10.36%, respectively, at December 31, 2019.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for 110 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 17 community offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in our reports to shareholders, and in our other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “future” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the effect of the coronavirus ("COVID-19") pandemic on FNCB and its customers, the Commonwealth of Pennsylvania and the United States, related to the economy and overall financial stability; government and regulatory responses to the COVID-19 pandemic; government intervention in the U.S. financial system including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Tax Cuts and Jobs Act; political instability; the ability of FNCB to manage credit risk; weakness in the economic environment, in general, and within FNCB’s market area; the deterioration of one or a few of the commercial real estate loans with relatively large balances contained in FNCB’s loan portfolio; greater risk of loan defaults and losses from concentration of loans held by FNCB, including those to insiders and related parties; if FNCB’s portfolio of loans to small and mid-sized community-based businesses increases its credit risk; if FNCB’s ALLL is not sufficient to absorb actual losses or if increases to the ALLL were required; FNCB is subject to interest-rate risk and any changes in interest rates could negatively impact net interest income or the fair value of FNCB's financial assets; if management concludes that the decline in value of any of FNCB’s investment securities is other-than-temporary could result in FNCB recording an impairment loss; if FNCB’s risk management framework is ineffective in mitigating risks or losses to FNCB; if FNCB is unable to successfully compete with others for business; a loss of depositor confidence resulting from changes in either FNCB’s financial condition or in the general banking industry; if FNCB is unable to retain or grow its core deposit base; inability or insufficient dividends from its subsidiary, FNCB Bank; if FNCB loses access to wholesale funding sources; interruptions or security breaches of FNCB’s information systems; any systems failures or interruptions in information technology and telecommunications systems of third parties on which FNCB depends; security breaches; if FNCB’s information technology is unable to keep pace with growth or industry developments or if technological developments result in higher costs or less advantageous pricing; the loss of management and other key personnel; dependence on the use of data and modeling in both its management’s decision-making generally and in meeting regulatory expectations in particular; additional risk arising from new lines of business, products, product enhancements or services offered by FNCB; inaccuracy of appraisals and other valuation techniques FNCB uses in evaluating and monitoring loans secured by real property and other real estate owned; unsoundness of other financial institutions; damage to FNCB’s reputation; defending litigation and other actions; dependence on the accuracy and completeness of information about customers and counterparties; risks arising from future expansion or acquisition activity; environmental risks and associated costs on its foreclosed real estate assets; any remediation ordered, or adverse actions taken, by federal and state regulators, including requiring FNCB  to act as a source of financial and managerial strength for the FNCB Bank in times of stress;  costs arising from extensive government regulation, supervision and possible regulatory enforcement actions; new or changed legislation or regulation and regulatory initiatives; noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations; failure to comply with numerous "fair and responsible banking" laws; any violation of laws regarding privacy, information security and protection of personal information or another incident involving personal, confidential or proprietary information of individuals; any rulemaking changes implemented by the Consumer Financial Protection Bureau; inability to attract and retain its highest performing employees due to potential limitations on incentive compensation contained in proposed federal agency rulemaking; any future increases in FNCB Bank’s FDIC deposit insurance premiums and assessments; and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020.

FNCB Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2020	2020	2019	2019	2019
Per share data:
Net income (fully diluted)	$0.20	$0.10	$0.17	$0.12	$0.13
Cash dividends declared	$0.055	$0.055	$0.050	$0.050	$0.050
Book value	$7.19	$6.84	$6.62	$6.57	$6.44
Tangible book value	$7.19	$6.84	$6.62	$6.57	$6.44
Market value:
High	$7.19	$8.54	$8.86	$9.41	$8.12
Low	$5.15	$5.10	$7.03	$7.03	$7.16
Close	$5.75	$6.91	$8.45	$7.81	$7.74
Common shares outstanding	20,208,607	20,174,250	20,171,408	20,169,492	20,148,017

Selected ratios:
Annualized return on average assets	1.21%	0.69%	1.15%	0.80%	0.85%
Annualized return on average shareholders' equity	11.62%	6.06%	10.43%	7.30%	8.19%
Efficiency ratio	56.53%	66.46%	67.35%	69.20%	68.12%
Tier I leverage ratio (FNCB Bank)	10.60%	11.09%	10.36%	11.01%	10.69%
Total risk-based capital to risk-adjusted assets (FNCB Bank)	15.68%	15.44%	14.77%	15.37%	15.25%
Average shareholders' equity to average total assets	10.38%	11.37%	11.01%	10.96%	10.41%
Yield on earning assets (FTE)	3.64%	4.05%	4.16%	4.22%	4.15%
Cost of funds	0.69%	0.89%	0.98%	1.11%	1.11%
Net interest spread (FTE)	2.95%	3.16%	3.18%	3.11%	3.04%
Net interest margin (FTE)	3.12%	3.35%	3.38%	3.32%	3.25%
Total delinquent loans/total loans	0.89%	1.41%	1.46%	1.16%	0.99%
Allowance for loan and lease losses/total loans	1.16%	1.19%	1.08%	1.11%	1.10%
Non-performing loans/total loans	0.71%	1.03%	1.10%	0.73%	0.65%
Annualized net charge-offs(recoveries)/average loans	(0.12%)	0.09%	0.16%	0.13%	0.32%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2020	2019
Interest income
Interest and fees on loans	$18,199	$18,825
Interest and dividends on securities
U.S. government agencies	1,339	1,799
State and political subdivisions, tax-free	445	75
State and political subdivisions, taxable	1,500	1,832
Other securities	827	415
Total interest and dividends on securities	4,111	4,121
Interest on interest-bearing deposits in other banks	24	125
Total interest income	22,334	23,071
Interest expense
Interest on deposits	3,036	4,382
Interest on borrowed funds
Interest on Federal Reserve Bank discount window advances	14	-
Interest on Federal Home Loan Bank of Pittsburgh advances	379	540
Interest on subordinated debentures	-	24
Interest on junior subordinated debentures	148	225
Total interest on borrowed funds	541	789
Total interest expense	3,577	5,171
Net interest income before provision for loan and lease losses	18,757	17,900
Provision for loan and lease losses	1,982	193
Net interest income after provision for loan and lease losses	16,775	17,707
Non-interest income
Deposit service charges	1,533	1,406
Net gain on the sale of securities	1,071	323
Net gain on equity securities	18	26
Net gain on the sale of mortgage loans held for sale	279	129
Loan-related fees	81	151
Income from bank-owned life insurance	248	260
Merchant services revenue	247	249
Loan referral fees	262	20
Other	456	529
Total non-interest income	4,195	3,093
Non-interest expense
Salaries and employee benefits	7,427	7,723
Occupancy expense	1,020	994
Equipment expense	731	636
Data processing expense	1,434	1,570
Regulatory assessments	133	244
Bank shares tax	615	555
Professional fees	381	535
Other operating expenses	1,888	2,290
Total non-interest expense	13,629	14,547
Income before income taxes	7,341	6,253
Income tax expense	1,257	1,069
Net income	$6,084	$5,184

Income per share
Basic	$0.30	$0.27
Diluted	$0.30	$0.27

Cash dividends declared per common share	$0.110	$0.100
Weighted average number of shares outstanding:
Basic	20,182,012	19,428,717
Diluted	20,184,046	19,435,076

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2020	2020	2019	2019	2019
Interest income
Interest and fees on loans	$9,060	$9,139	$9,505	$9,488	$9,418
Interest and dividends on securities
U.S. government agencies	589	750	822	924	906
State and political subdivisions, tax-free	388	57	37	37	38
State and political subdivisions, taxable	735	765	718	713	811
Other securities	415	412	364	314	210
Total interest and dividends on securities	2,127	1,984	1,941	1,988	1,965
Interest on interest-bearing deposits in other banks	3	21	33	30	79
Total interest income	11,190	11,144	11,479	11,506	11,462
Interest expense
Interest on deposits	1,376	1,660	1,818	1,901	2,144
Interest on borrowed funds
Interest on Federal Reserve Bank discount window advances	14	-	-	-	-
Interest on Federal Home Loan Bank of Pittsburgh advances	160	219	253	448	253
Interest on junior subordinated debentures	60	88	99	106	111
Total interest on borrowed funds	234	307	352	554	364
Total interest expense	1,610	1,967	2,170	2,455	2,508
Net interest income before provision (credit) for loan and lease losses	9,580	9,177	9,309	9,051	8,954
Provision (credit) for loan and lease losses	831	1,151	(33)	637	347
Net interest income after provision (credit) for loan and lease losses	8,749	8,026	9,342	8,414	8,607
Non-interest income
Deposit service charges	708	825	832	797	721
Net gain on the sale of securities	922	149	525	379	163
Net gain (loss) on equity securities	4	14	(2)	5	14
Net gain on the sale of mortgage loans held for sale	183	96	55	69	73
Net gain on the sale of other real estate owned	-	-	-	11	9
Loan-related fees	25	56	147	80	72
Income from bank-owned life insurance	119	129	126	134	129
Merchant services revenue	112	135	145	142	131
Loan referral fees	214	48	681	54	6
Other	214	242	187	160	260
Total non-interest income	2,501	1,694	2,696	1,831	1,578
Non-interest expense
Salaries and employee benefits	3,498	3,929	3,884	3,911	3,824
Occupancy expense	466	554	494	460	444
Equipment expense	360	371	351	332	329
Data processing expense	709	725	801	742	789
Regulatory assessments	74	59	41	21	76
Bank shares tax	315	300	(194)	205	277
Professional fees	193	188	332	189	203
Other operating expenses	809	1,079	2,097	1,469	1,180
Total non-interest expense	6,424	7,205	7,806	7,329	7,122
Income before income taxes	4,826	2,515	4,232	2,916	3,063
Income tax expense	805	452	744	513	514
Net income	$4,021	$2,063	$3,488	$2,403	$2,549

Income per share
Basic	$0.20	$0.10	$0.17	$0.12	$0.13
Diluted	$0.20	$0.10	$0.17	$0.12	$0.13

Cash dividends declared per common share	$0.055	$0.055	$0.050	$0.050	$0.050
Weighted average number of shares outstanding:
Basic	20,191,527	20,172,498	20,170,241	20,168,529	20,129,150
Diluted	20,191,527	20,176,565	20,175,758	20,172,282	20,133,850

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2020	2020	2019	2019	2019
Assets
Cash and cash equivalents:
Cash and due from banks	$20,089	$15,243	$22,861	$30,900	$24,277
Interest-bearing deposits in other banks	81,390	30,304	11,704	6,611	5,627
Total cash and cash equivalents	101,479	45,547	34,565	37,511	29,904
Available-for-sale debt securities, at fair value	305,611	302,638	272,839	254,666	285,855
Equity securities, at fair value	938	934	920	922	917
Restricted stock, at cost	3,309	4,224	3,804	4,194	4,618
Loans held for sale	765	470	1,061	1,140	419
Loans, net of net deferred costs and unearned income	948,428	834,935	828,479	836,877	814,420
Allowance for loan and lease losses	(11,024)	(9,907)	(8,950)	(9,315)	(8,945)
Net loans	937,404	825,028	819,529	827,562	805,475
Bank premises and equipment, net	17,467	17,447	17,518	17,274	15,923
Accrued interest receivable	5,201	3,387	3,234	3,038	3,640
Bank-owned life insurance	31,478	31,359	31,230	31,104	31,275
Other real estate owned	85	85	289	412	560
Other assets	14,434	17,113	18,552	19,367	20,208
Total assets	$1,418,171	$1,248,232	$1,203,541	$1,197,190	$1,198,794

Liabilities
Deposits:
Demand (non-interest-bearing)	$266,846	$181,223	$179,465	$179,025	$157,856
Interest-bearing	902,781	820,339	822,244	785,035	803,208
Total deposits	1,169,627	1,001,562	1,001,709	964,060	961,064
Borrowed funds:
Federal Reserve Bank discount window advances	36,242	10,000	-	-	-
Federal Home Loan Bank of Pittsburgh advances	42,809	77,934	46,909	79,458	87,223
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	89,361	98,244	57,219	89,768	97,533
Accrued interest payable	248	261	258	401	389
Other liabilities	13,578	10,233	10,748	10,394	10,102
Total liabilities	1,272,814	1,110,300	1,069,934	1,064,623	1,069,088

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	25,260	25,217	25,214	25,211	25,184
Additional paid-in capital	81,261	81,209	81,130	81,058	80,864
Retained earnings	28,057	25,155	24,207	21,733	20,345
Accumulated other comprehensive income	10,779	6,351	3,056	4,565	3,313
Total shareholders' equity	145,357	137,932	133,607	132,567	129,706
Total liabilities and shareholders’ equity	$1,418,171	$1,248,232	$1,203,541	$1,197,190	$1,198,794

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2020	2020	2019	2019	2019
Interest income
Loans:
Loans - taxable	$8,661	$8,693	$9,138	$9,170	$9,084
Loans - tax-free	505	565	464	403	423
Total loans	9,166	9,258	9,602	9,573	9,507
Securities:
Securities, taxable	1,739	1,927	1,904	1,951	1,927
Securities, tax-free	491	72	47	47	48
Total interest and dividends on securities	2,230	1,999	1,951	1,998	1,975
Interest-bearing deposits in other banks	3	21	33	30	79
Total interest income	11,399	11,278	11,586	11,601	11,561
Interest expense
Deposits	1,376	1,660	1,818	1,901	2,144
Borrowed funds	234	307	352	554	364
Total interest expense	1,610	1,967	2,170	2,455	2,508
Net interest income	$9,789	$9,311	$9,416	$9,146	$9,053

Average balances
Earning assets:
Loans:
Loans - taxable	$875,119	$780,855	$791,577	$781,963	$778,540
Loans - tax-free	46,836	52,615	42,954	37,638	41,436
Total loans	921,955	833,470	834,531	819,601	819,976
Securities:
Securities, taxable	247,939	263,697	258,790	266,653	274,552
Securities, tax-free	56,220	7,698	4,598	4,611	4,624
Total securities	304,159	271,395	263,388	271,264	279,176
Interest-bearing deposits in other banks	27,858	8,396	16,841	10,007	14,420
Total interest-earning assets	1,253,972	1,113,261	1,114,760	1,100,872	1,113,572
Non-earning assets	87,189	90,387	90,245	90,807	85,429
Total assets	$1,341,161	$1,203,648	$1,205,005	$1,191,679	$1,199,001
Interest-bearing liabilities:
Deposits	$850,525	$821,216	$830,318	$794,971	$851,726
Borrowed funds	81,813	61,843	57,682	85,927	52,313
Total interest-bearing liabilities	932,338	883,059	888,000	880,898	904,039
Demand deposits	258,609	172,132	172,935	169,416	158,413
Other liabilities	11,065	11,636	11,361	10,730	11,698
Shareholders' equity	139,149	136,821	132,709	130,635	124,851
Total liabilities and shareholders' equity	$1,341,161	$1,203,648	$1,205,005	$1,191,679	$1,199,001

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.96%	4.45%	4.62%	4.69%	4.67%
Interest and fees on loans - tax-free	4.31%	4.29%	4.32%	4.28%	4.08%
Total loans	3.98%	4.44%	4.60%	4.67%	4.64%
Securities:
Securities, taxable	2.81%	2.92%	2.94%	2.93%	2.81%
Securities, tax-free	3.49%	3.74%	4.09%	4.08%	4.15%
Total securities	2.93%	2.95%	2.96%	2.95%	2.83%
Interest-bearing deposits in other banks	0.04%	1.00%	0.78%	1.20%	2.19%
Total earning assets	3.64%	4.05%	4.16%	4.22%	4.15%
Interest-bearing liabilities:
Interest on deposits	0.65%	0.81%	0.88%	0.96%	1.01%
Interest on borrowed funds	1.14%	1.99%	2.44%	2.58%	2.78%
Total interest-bearing liabilities	0.69%	0.89%	0.98%	1.11%	1.11%
Net interest spread	2.95%	3.16%	3.18%	3.11%	3.04%
Net interest margin	3.12%	3.35%	3.38%	3.32%	3.25%

FNCB Bancorp, Inc.
Asset Quality Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2020	2020	2019	2019	2019
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$6,740	$8,576	$9,084	$6,119	$5,302
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	6,740	8,576	9,084	6,119	5,302
Other real estate owned (OREO)	85	85	289	412	560
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$8,725	$10,561	$11,273	$8,431	$7,762

Accruing TDRs	$8,592	$7,729	$7,745	$7,828	$7,897

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,907	$8,950	$9,315	$8,945	$9,253
Loans charged-off	316	329	620	417	1,123
Recoveries of charged-off loans	602	135	288	150	468
Net charge-offs (recoveries)	(286)	194	332	267	655
Provision (credit) for loan and lease losses	831	1,151	(33)	637	347
Ending balance	$11,024	$9,907	$8,950	$9,315	$8,945